July 23, 1996

Securities and Exchange Commission
450th Fifth Street, N.W.
Washington, D.C.  20549-1004

Re:  Additional Solicitation Material for Putnam American
     Government Income Fund (the "Fund") (File Nos. 2-95127 and
     811-4178)

Gentlemen and Mesdames:

For filing via EDGAR under Rule 14a-6(c), please find a copy of the confirmation letter used in the solicitation of votes by phone for the September 5, 1996 Shareholder Meeting. This material is expected to be used on or about July , 1996.

Should you have any questions, please let me know.

Very truly yours,


Anne M. Ciman
Legal Product Specialist
Putnam Investments, Inc.